                          MEDICAL SERVICE AGREEMENT

Contract No. 8052

CONTRACT

This contract, made this 7th day of May, 2007 between the County of Henrico, hereinafter called the "County" and

CONMED, Inc.

and his, its or their successors, executors, administrators, and assigns, hereinafter called the "Contractor";

WITNESSETH: That the said Contractor agrees with the said County, for the consideration herein mentioned, and at his, its or their own proper cost and expense to do all the work and/or furnish all the materials, equipment and/or labor necessary to carry out this agreement in the manner and to the full extent as set forth in Request for Proposal #06-8052-11CS dated December 8, 2006 and Addendum Number 1 dated December 21, 2006 to the satisfaction of the County of Henrico, who shall have at all times full opportunity to inspect the work to be done under this agreement. All terms and conditions, specifications, general and special provisions, plans, drawings, and all documents referred to are hereby made part of this agreement as completely as if incorporated herein.

It is agreed that the services to be done under this contract is to furnish all labor, materials, equipment and supervision necessary to provide Inmate Healthcare Services in accordance with Request for Proposal #06-8052-11CS dated December 8, 2006, Addendum Number 1 dated December 21, 2006 and Questions and Answers dated January 9, 2007 and January 23, 2007 general terms, conditions and requirements, Offeror's proposal dated January 22, 2007, and Best & Final dated April 6, 2007. Contract period shall be from June 1, 2007 through May 31, 2008 and may be renewed for four (4) additional one-year periods upon mutual agreement between the County and the Contractor. Staffing for the initial contract period shall be in accordance with correspondence dated March 14, 2007(Attachment A) for a total of 35.3 FTE's. The monthly fee shall be $239,831.25 for a total annual fee of $2,877,975.

In consideration of the foregoing premises the County agrees to pay the Contractor for all items of work performed and/or materials furnished at the unit prices or lump prices under the conditions set forth in documents herein referred to.

FIRM: CONMED, Inc.

ADDRESS 9375 Chesapeake Street
Suite 203
La Plata, MD 20646

BY [signature]

TITLE President /C.E.O.

County of Henrico

P.O. Box 27032
Richmond, VA 23273-7032

BY ______________

Paul N. Proto
Director of General Services